                                                                Exhibit 10.1




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                           STOCK REDEMPTION AGREEMENT


                                 BY AND BETWEEN


                               CRSS CAPITAL, INC.


                                      AND


                           PARIBAS NORTH AMERICA INC.


                                January 31, 1994





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
                               TABLE OF CONTENTS


Section                                                                                                      Page
- -------                                                                                                      ----
ARTICLE I.       REDEMPTION OF STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.1        Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.2        Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.3        Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II.      REPRESENTATIONS AND WARRANTIES OF PARIBAS  . . . . . . . . . . . . . . . . . . . . . . . .   2
      2.1        Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      2.2        Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      2.3        Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      2.4        No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      2.5        No Broker's or Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      2.6        Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III.     REPRESENTATIONS AND WARRANTIES OF CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . .   4
      3.1        Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      3.2        Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      3.3        No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      3.4        No Broker's or Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      3.5        Limited Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE IV.      OTHER COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      4.1        Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      4.2        Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      4.3        Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      4.4        Termination of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      4.5        Additional Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      4.6        Mutual Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE V.       INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      5.1        Indemnification by Paribas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      5.2        Indemnification by Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      5.3        Notice and Defense of Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . . .   9
      5.4        Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VI.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      6.1        Nature and Survival of Representations and
                 Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      6.2        Amendment and Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      6.3        Waiver; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      6.4        Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      6.5        Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      6.6        Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      6.7        Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      6.8        Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      6.9        Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VII.     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


                           STOCK REDEMPTION AGREEMENT


         This Stock Redemption Agreement (this "Agreement") is entered into as of January 31, 1994, by and between CRSS Capital, Inc., a Delaware corporation ("Capital"), and Paribas North America Inc., a Delaware corporation ("Paribas"). Certain capitalized terms used herein are defined in Article VII hereof.

                                    RECITALS

         WHEREAS, Paribas is the owner of an aggregate of 694 shares of Class A Common Stock, $1.00 per share par value, and 2,464 shares of Class B Common Stock, $1.00 per share par value, of Capital, such stock constituting all of the capital stock (of all classes) of Capital owned by Paribas (the "Stock"),

         WHEREAS, Capital desires to redeem from Paribas, and Paribas desires to sell to Capital, the Stock upon the terms and conditions set forth herein, and

         WHEREAS, each of the parties is making certain representations, warranties and indemnities herein as an inducement to the other to enter into this Agreement,

         NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I.
                              REDEMPTION OF STOCK

         1.1 STOCK. Subject to the terms and conditions of this Agreement, upon execution of this Agreement, Paribas shall sell, transfer and deliver to Capital, and Capital shall redeem, the Stock.

         1.2 REDEMPTION PRICE. The redemption price (the "Redemption Price") for the Stock shall be U.S. $17,000,000.00.

         1.3 DELIVERIES. (a) Upon receipt of the Redemption Price Paribas shall deliver to Capital:

                   (i) certificates representing the Stock, duly endorsed for transfer to Capital; and

                   (ii) such other documents as may be required by this Agreement or reasonably requested by Capital.

         (b)       Upon execution hereof Capital shall:

                   (i) pay the Redemption Price by wire transfer of immediately available funds to such account as Paribas shall specify;

                   (ii) cause to be delivered to Paribas an opinion of Timothy R. Dunne, general counsel of Capital, that the execution and delivery of this Agreement by Capital, the performance of its obligations hereunder and the consummation by Capital of the transactions contemplated hereby do not violate or conflict with the Delaware Law, which opinion shall be satisfactory to Paribas in the exercise of its reasonable judgment;

                   (iii) deliver to Paribas such other documents as may be required by this Agreement or reasonably requested by Paribas.

                                  ARTICLE II.
                   REPRESENTATIONS AND WARRANTIES OF PARIBAS

         Paribas represents and warrants to Capital as follows:

         2.1 CAPITAL STOCK. (a) Paribas is the record and beneficial owner and holder of, and except as set forth in the Stock Purchase Agreement, Tax Allocation Agreement and Shareholders' Agreement, has good and valid record and beneficial title to, the Stock, free and clear of any adverse claim of any other Person, including without limitation any Encumbrance.

         (b) The certificates representing the Stock to be delivered to Capital upon receipt of the Redemption Price, and the signatures on the endorsements thereof or stock powers delivered therewith, will be valid and genuine. The stock certificates, endorsements, stock powers and other documents to be delivered to Capital upon receipt of the Redemption Price will transfer to Capital good and valid title to the Stock, free and clear of any adverse claims of any other Person, including without limitation any Encumbrance, except as set forth in the Stock Purchase Agreement, Tax Allocation Agreement and Shareholders' Agreement.

         2.2 AUTHORITY. Paribas has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Paribas' execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of Paribas or a committee thereof with authority to approve the transactions contemplated hereby, and no other corporate proceedings on the part of Paribas or any of its Affiliates are necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Paribas, and this Agreement constitutes the legal, valid and binding agreement of Paribas enforceable against Paribas in accordance with its terms.

         2.3 CONSENTS AND APPROVALS; NO VIOLATION. No filing or registration with, no notice to and no Governmental Authorization, consent or approval of any Governmental Authority, creditor or other Person in a contractual relationship with Paribas is necessary in connection with Paribas' execution and delivery of this Agreement, the performance of its obligations hereunder, or the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement, the performance of Paribas' obligations hereunder, nor the consummation of the transactions contemplated hereby (i) conflict with or violate any provision of the Certificate or Articles of Incorporation or Bylaws or other charter document of Paribas, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which Paribas is a party or by which Paribas or any of its properties or assets may be bound, or (iii) violate or conflict with any provision of any Legal Requirement binding upon Paribas.

         2.4 NO LITIGATION. Neither Paribas nor any of its Affiliates is subject to any Proceeding or Order in which relief is sought or has been obtained which would prevent, delay, or make illegal the transactions contemplated by this Agreement.

         2.5 NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker or similar Person has acted directly or indirectly on behalf of Paribas in connection with this Agreement or the transactions contemplated hereby, and no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby as a result of a contractual or other relationship between such Person and Paribas.





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
         2.6 ACCESS TO INFORMATION. Paribas and its representatives have been provided full access to the books, records, properties and personnel of Capital and have undertaken such independent investigation and verification of the business, operations and financial condition of Capital as Paribas has deemed necessary or appropriate for the purposes of entering into this Agreement, and Paribas hereby confirms that it does not require or desire any further information concerning Capital. Except for the representations and warranties made by Capital in this Agreement, Paribas acknowledges that there are no representations or warranties, expressed or implied, made by Capital as to any matter, including without limitation the condition (financial or otherwise), assets, capital, liabilities, operations, businesses or prospects of Capital.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF CAPITAL

         Capital represents and warrants to Paribas as follows:

         3.1 AUTHORITY. Capital has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Capital's execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of Capital and no other corporate proceedings on the part of Capital or any of its Affiliates are necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Capital, and this Agreement constitutes the legal, valid and binding agreement of Capital enforceable against Capital in accordance with its terms.

         3.2 CONSENTS AND APPROVALS; NO VIOLATION. No filing or registration with, no notice to and no Governmental Authorization, consent or approval of any Governmental Authority, creditor or other Person in a contractual relationship with Capital is necessary in connection with Capital's execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby. Neither Capital's execution and delivery of this Agreement, the performance of its obligations hereunder, nor the consummation of the transactions contemplated hereby (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Capital, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which Capital is a party or by which Capital or any of its properties or assets may be bound, (iii) violate or conflict with any provision of any Legal Requirement (including, without limitation, the Delaware General Corporation Law) binding upon Capital or (iv) constitute a fraudulent transfer under Section 548 of the Bankruptcy Code or any state fraudulent transfer laws binding upon Capital.

         3.3 NO LITIGATION. Neither Capital nor any of its Affiliates is subject to any Proceeding or Order in which relief is sought or has been obtained which would prevent, delay, or make illegal the transactions contemplated by this Agreement.

         3.4 NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker or similar Person has acted directly or indirectly on behalf of Capital in connection with this Agreement or the transactions contemplated hereby, and no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby as a result of a contractual or other relationship between such Person and Capital.

         3.5 LIMITED REPRESENTATIONS. Except for the representations and warranties made by Paribas in this Agreement, Capital acknowledges that there are no representations or warranties, expressed or implied, made by Paribas as to any matter.

                                  ARTICLE IV.
                         OTHER COVENANTS AND AGREEMENTS

         4.1 CONFIDENTIALITY. (a) Paribas expressly acknowledges that it has been informed of, obtained or been given access to certain information, material, documents and records generally not known outside Capital, including trade secrets, with respect to Capital and/or its business policies, forecasts, plans, prospects, customers, competitors, suppliers, pricing strategies, business files and records, and financial information ("Proprietary Information"). Paribas understands and acknowledges that the unauthorized use or disclosure of any such Proprietary Information could seriously damage and interfere with Capital's business and business prospects. Therefore, Paribas expressly covenants and agrees with Capital that Paribas will not directly or indirectly use in any unauthorized manner or disclose to any third parties any Proprietary Information at any time within two years after the date hereof.
For purposes hereof,

Proprietary Information does not include information, materials, documents or records that (i) are or become generally available to the general public other than as a result of disclosure by Paribas, (ii) was available to or known by Paribas on a non-confidential basis prior to its disclosure to Paribas, or
(iii) do not relate to Capital's business, financial condition, operations, assets, plans or prospects. Capital expressly acknowledges and agrees that Paribas and its Affiliates may make loans to or investments in, or have other commercial relationships with, competitors of Capital or its Affiliates or other Entities engaged in the same general business as Capital and its Affiliates and that the making of loans to or investments in, or having other commercial relationships with, such Entities shall not constitute a breach of this Agreement.

         (b) Paribas acknowledges that the damages that would be suffered by Capital or its Affiliates as a result of any breach of the provisions of this Section 4.1 may not be calculable and that an award of a monetary judgment for such a breach would be an inadequate remedy. Consequently, Capital and its Affiliates shall have the right, in addition to any other rights they may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach of any provision of this Section 4.1 and neither Capital nor any of its Affiliates shall be obligated to post a bond or other security in seeking such relief. This remedy is in addition to damages for any Loss directly or indirectly suffered by Capital and reasonable attorneys' fees.

         (c) The covenants of Paribas contained in this Section 4.1 are independent of any covenants of Capital contained herein or in any other document or instrument delivered in connection herewith or pursuant hereto, and any breach by Capital of any such covenant shall not justify any breach by Paribas of its covenants under this Section 4.1.

         4.2 FURTHER ASSURANCES. Each party to this Agreement shall, upon the request of the other party from time to time after the date hereof, execute and deliver to the other party all such further documents and instruments, and shall do, or use its reasonable efforts to cause to be done, such other acts as the other party may reasonably request more completely to consummate and make effective the transaction contemplated hereby.

         4.3 EXPENSES. Except as otherwise expressly provided herein, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

         4.4 TERMINATION OF OTHER AGREEMENTS. Capital, Paribas, and CRSS each agree that the Shareholders' Agreement, the Stock Purchase Agreement and the Tax Allocation Agreement are hereby terminated for all purposes, and shall have no further force or effect.

         4.5 ADDITIONAL CONSIDERATION. If at any time or from time to time during the period beginning on the date hereof and ending twelve months after such date, Capital or CRSS issues or otherwise transfers an amount of Common Equity (as defined below), or agrees to issue or otherwise transfer an amount of Common Equity pursuant to an agreement that obligates the other party or parties to such agreement to acquire such Common Equity and pursuant to which the issuance or transfer of such Common Equity is ultimately consummated (a "Third Person Transfer"), equal to at least 3% in the aggregate of the currently issued and outstanding Common Equity of Capital, to a Person who is not an Affiliate of Capital or CRSS, for consideration (the "Third Person Transfer Consideration") in excess of the Redemption Price, then Capital shall pay to Paribas additional consideration for the Stock (the "Additional Consideration"). The determination of whether and to what extent the Third Person Transfer Consideration exceeds the Redemption Price, and what amount, if any, of Additional Consideration Capital must pay to Paribas as a result of such excess, shall be made by calculating both the Third Person Transfer Consideration and the Redemption Price on a per share basis (i.e., by dividing the Third Person Transfer Consideration and the Redemption Price by the number of shares of Common Equity for which the Third Person Transfer Consideration or the Redemption Price, respectively, was paid, after adjustment for any changes in the number of outstanding shares of Common Equity due to any stock dividend, stock split, reverse stock split or recapitalization in which the number of outstanding shares of Common Equity is changed without the receipt of any consideration for such shares by Capital), and subtracting the per share Redemption Price from the per share Third Person Transfer Consideration (the "Per Share Difference"). If the Per Share Difference is positive, then Capital shall be obligated to pay to Paribas an amount equal to the Per Share Difference multiplied by the number of shares (as adjusted as described above) of Stock being purchased pursuant to this Agreement. In the event that Capital at any time becomes obligated to pay to Paribas any Additional Consideration, then with respect to any subsequent Third Party Transfer occurring within the period set forth above the Redemption Price shall thereafter be deemed to equal the sum of the Redemption Price plus such Additional Consideration paid with respect to the application of this Section 4.5 to any subsequent Third Party Transfer.

         For purposes of thisSection 4.5, "Common Equity" shall mean both Common Stock and common equity interests in Capital the value of which fluctuate in a manner similar and directly correlative to the value of the Common Stock. Common Equity does not include any debt or preferred equity security of Capital the value of which depends primarily on the right to receive payments of interest or preferred dividends or repayment of the stated or face value of such security upon maturity or liquidation. Appropriate adjustments will be made in calculating any Additional Consideration to reflect any differences in value between Common Stock and the applicable class of Common Equity.

         For purposes of this Section 4.5, a merger, consolidation or share exchange to which Capital is a party shall be treated as an issuance or other transfer of Common Equity for the purposes of this Section 4.5. In addition, in the event of the sale by Capital of all or substantially all of its assets, for purposes of this Section 4.5 there shall be deemed to have been a transfer of Common Equity in consideration of the amount that would be available for distribution in respect of such Common Equity (after payment or satisfaction of all liabilities of Capital and payment of all distributions in respect of any preferred equity security of Capital) if Capital were liquidated in accordance with applicable law as of the date of such sale of all or substantially all of its assets.

         Notwithstanding the foregoing, Capital shall not be obligated to pay to Paribas any Additional Consideration in either of the following circumstances:

         a. any merger, consolidation, share exchange, share reclassification, liquidation, or other transaction involving issuances, exchanges or transfers of Common Equity to Affiliates of Capital or CRSS or to CRSS' shareholders, including without limitation in connection with any reorganization or restructuring of CRSS, Capital or any of their Affiliates; or

         b. any transfer or issuance of Common Equity to directors, officers, employees, agents or independent contractors of CRSS, Capital, or any of their Affiliates, including without limitation for the purpose of compensating, incentivizing, or providing retirement or other benefits to same.

         If some or all of the Third Person Transfer Consideration is not cash, then the fair market value of the non-cash portion of such consideration shall be determined by (i) the good faith negotiation of Paribas and Capital, or if Paribas and Capital fail to reach agreement on the fair market value of the non-cash portion of such consideration within thirty (30) days after the date Capital provides to Paribas written notice of the Third Person Transfer (the "Negotiation Period"), then (ii) an investment banking firm that is (A) knowledgeable and experienced concerning the type of non-cash consideration in question and (B) otherwise reasonably satisfactory to both Paribas and Capital. If Paribas and Capital shall not agree upon an investment banking firm within seven (7) days after the end of the Negotiation Period, each of Paribas and Capital shall select one investment banking firm and the two investment banking firms so selected shall select a third investment banking firm for such purpose. The determination of such fair market value by an investment banking firm or firms hereunder shall be final and binding upon Paribas and Capital. The fees of such investment banking firm or firms shall be shared equally by Paribas and Capital.

         4.6 MUTUAL RELEASE. Each of Capital and CRSS, on the one hand, and Paribas, on the other hand, hereby release, acquit, forever discharge and covenant not to sue, and shall not permit any of their past, present and future Affiliates (Capital, CRSS and their Affiliates being collectively referred to herein as "Capital's Releasing Parties," and Paribas and its Affiliates being collectively referred to herein as "Paribas' Releasing Parties") to sue, Paribas' Releasing Parties and Capital's Releasing Parties, respectively, from and with respect to any and all claims, demands, Losses, damages, Liabilities, actions, and causes of action of any kind and nature whatsoever that in any way arise from, are or will be connected with, or relate to the Stock Purchase Agreement, the Shareholders' Agreement, the Tax Allocation Agreement, and the transactions, relationships, rights, benefits, duties, obligations, and liabilities contemplated thereby or arising therefrom, including, without limitation, those for specific performance, injunctive relief, actual, punitive, special, statutory or other damages, and those for other or further relief connected in any manner with any of the above, including without limitation, interest, attorneys' fees and costs of litigation (collectively, "Claims"); provided, that neither Capital's Releasing Parties nor Paribas' Releasing Parties are releasing any Claims arising under, or in connection with the transaction contemplated by, this Agreement. It is understood and agreed that the rights and obligations of Paribas and its Affiliates and Capital and its Affiliates set forth in the Hopewell finance documents and the Westwood finance documents are not released, acquitted or discharged and are not the subject of the covenant not to sue. IT IS EXPRESSLY AGREED THAT THE CLAIMS RELEASED HEREBY INCLUDE THOSE ARISING FROM OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE OR OTHER TORTIOUS CONDUCT OF ANY OF THE PARTIES RELEASED.

                                   ARTICLE V.
                                INDEMNIFICATION

         5.1 INDEMNIFICATION BY PARIBAS. Paribas unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Capital and its successors and assigns (Capital and such successors and assigns are collectively referred to as "Capital's Indemnified Persons") from and against, and shall reimburse Capital's Indemnified Persons for, each and every Loss, imposed on or incurred by Capital's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty of Paribas under this Agreement, or any breach or nonfulfillment of any covenant, agreement or other obligation of Paribas under this Agreement or any other agreement or document delivered by Paribas pursuant hereto, including any expenses incurred in connection with the enforcement of the provisions of this Agreement.

         5.2 INDEMNIFICATION BY CAPITAL. Capital unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Paribas and its successors and assigns, (Paribas and such successors and assigns are collectively referred to as "Paribas' Indemnified Persons") from and against, and shall reimburse Paribas' Indemnified Persons for, each and every Loss paid, imposed on or incurred by Paribas' Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty of Capital under this Agreement, or any breach or nonfulfillment of any covenant, agreement or other obligation of Capital under this Agreement or any other agreement or document delivered by Capital pursuant hereto, including any expenses incurred in connection with the enforcement of the provisions of this Agreement.

         5.3 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. If any Proceeding shall be brought or asserted under this Article against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure.
In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Article. In addition, actual or threatened action by a Governmental Authority or other Person is not a condition or prerequisite to the Indemnifying Person's obligations under this Article. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article. In the event that the Indemnifying Person, within twenty days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding.

         5.4 LIMITATIONS. An Indemnifying Person shall have no liability under this Article unless notice of a claim for indemnity, or written notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within one (1) year after the date hereof, except that Capital may give notice of and may make a claim based on a breach by Paribas of the representations and warranties in Sections 2.1, 2.2 and the second sentence of
Section 2.3, and Paribas may give notice of and may make a claim based on a breach by Capital of the representations and warranties in Section 3.1 and the second sentence of Section 3.2, at any time prior to the expiration of the applicable statute of limitations, and either party may give notice of and make a claim based on a breach by the other party of any release, covenant or agreement in this Agreement at any time prior to the expiration of the applicable statute of limitations.

                                  ARTICLE VI.
                                 MISCELLANEOUS

         6.1 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties made in Sections 2.1, 2.2, 3.1, and the second sentence of each of Sections 2.3 and 3.2, which representations and warranties shall survive until the expiration of the applicable statute of limitations, all representations or warranties made by the parties and contained in this Agreement shall terminate one year after the date hereof.

         6.2       AMENDMENT AND MODIFICATION.   Except as otherwise expressly
provided in this Agreement, this Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of the parties hereto.

         6.3 WAIVER; CONSENTS. The rights and remedies of the parties to this Agreement are cumulative and not alternative, and are not exclusive of any other rights or remedies any party may otherwise have at law or in equity. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the each party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

         6.4       NOTICES.   All notices and other communications hereunder
shall be in writing and shall be deemed to have been duly given when (i) delivered personally, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or by registered or certified mail, return receipt requested, in each case to the other party at the following addresses and telecopier numbers (or to such other address or telecopier number for a party as shall be specified by like notice; provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof):

         if to Paribas, to:

         Paribas North America Inc.
         The Equitable Tower
         787 Seventh Avenue
         New York, New York 10019
         Telecopy No. (212) 841-2555
         Attention: Thomas K. Emmons

         with a copy to:

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York 10019
         Telecopy No. (212) 757-3990
         Attention: James M. Dubin, Esq.

         if to Capital, to:

         CRSS Capital, Inc.
         1177 West Loop South
         Houston, Texas 77227-2427
         Telecopy No. (713) 552-2020
         Attention: President

         with a copy to:

         CRSS Capital, Inc.
         1177 West Loop South
         Houston, Texas 77227-2427
         Telecopy No. (713) 552-2020
         Attention: General Counsel

         6.5       ASSIGNMENT.   This Agreement and all of the provisions
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided however, that no assignment shall relieve any party hereto from its liabilities or obligations hereunder. This Agreement is not intended to and shall not confer upon any Person other than the parties any rights or remedies hereunder or with respect hereto.

         6.6       GOVERNING LAW.   This Agreement shall be subject to and
governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

         6.7       COUNTERPARTS.   This Agreement may be executed in one or
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         6.8       INTERPRETATION.   The article and section headings contained
in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Unless otherwise provided, all references in this Agreement to articles and sections refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular article, section, subsection, paragraph, clause or other subdivision hereof. Whenever the term "including" or a similar term is used in this Agreement, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept to which reference is made."

         6.9 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                  ARTICLE VII.
                                  DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement. Any specific references to a law shall include any amendments to it promulgated from time to time.

         "Affiliate" means, with respect to a specified Entity, any Entity ("Controlling Entity") that directly, or indirectly through one or more intermediaries, owns all of the equity interests of such Entity, and any Entity all of the equity interests of which directly, or indirectly through one or more intermediaries, are owned by any such Controlling Entity.

         "Beneficial Ownership" each shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 as in effect as of the date of this Agreement.

         "Common Stock" means the Class A Common Stock, $1.00 per share par value, and the Class B Common Stock, $1.00 per share par value, of Capital.

         "CRSS" means CRSS, Inc., a Delaware corporation.

         "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right of way, servitude, right of possession, lease, tenancy, license, encroachment, burden, intrusion, covenant, infringement, interference, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, condition, restriction, reservation, limitation, impairment, imperfection of title, restriction on or condition to the voting of any security, restriction on the transfer of any security or other asset, restriction on the receipt of any income derived from any security or other asset, and restriction on the possession, use, exercise or transfer of any other attribute of ownership, whether based on or arising from common law, constitutional provision, statute or contract; provided that provisions of the Shareholders' Agreement that would otherwise constitute or give rise to an Encumbrance as defined above shall not be Encumbrances for purposes of this Agreement.

         "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature, other than a Governmental Authority.

         "Governmental Authority" means any foreign governmental authority, the United States of America, any State of the United States, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority thereof, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

         "Governmental Authorization" means any permit, license, franchise, approval, certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

         "Legal Requirement" means any law, statute, ordinance, decree, requirement, Order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any Governmental Authorization issued by, any Governmental Authority.

         "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles.

         "Loss" means any loss, damage, injury, harm, detriment, decline in value, settlement, judgment, award, punitive damage award, fine, penalty, Tax, fee, charge, cost or expense (including, without limitation, costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors).

         "Order" means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

         "Person" means any individual, Entity or Governmental Authority.

         "Proceeding" means any action, suit, litigation, arbitration, lawsuit, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation ,challenge, controversy or dispute commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

         "Shareholders' Agreement" means that certain Shareholders' Agreement by and among Capital, CRSS and Paribas dated as of June 30, 1989.

         "Stock Purchase Agreement" means that certain Stock Purchase Agreement by and among Paribas, CRSS and Capital dated as of June 30, 1989.

         "Tax" means any tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or pursuant to any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee.

         "Tax Allocation Agreement" means that certain Tax Allocation Agreement by and between CRSS and Capital dated as of June 30, 1989.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                        CRSS CAPITAL, INC.


                                               /s/ JAMES T. STEWART
                                        By:____________________________________

                                                   James T. Stewart
                                        Name: _________________________________

                                                   President/CEO
                                        Title: ________________________________


                                        PARIBAS NORTH AMERICA INC.


                                               /s/ PHILIPPE BLAVIER
                                        By:____________________________________

                                                   Philippe Blavier
                                        Name: _________________________________

                                                   C.E.O.
                                        Title: ________________________________



                                        CRSS, INC., solely for the purpose of
                                        evidencing its agreement to those
                                        obligations specifically imposed on
                                        it in this Agreement by name or
                                        pursuant to Article VI or VII hereof


                                               /s/ WILLIAM J. GARDINER
                                        By:____________________________________

                                                   William J. Gardiner
                                        Name: _________________________________

                                                   Senior Vice President
                                                   Chief Financial Officer
                                        Title: ________________________________